EXHIBIT 5


                         McGrath, North, Mullin & Kratz, P.C.
                             1400 One Central Park Plaza
                                Omaha, Nebraska 68102
                                    (402) 341-3070







                                             September 28, 1995

          ConAgra, Inc.
          One ConAgra Drive
          Omaha, Nebraska 68102-5001

          Gentlemen:

               In connection with the registration under the Securities Act of 1933, as amended, of 11,000,000 shares of common stock (the "Common Stock"), $5.00 par value, of ConAgra, Inc., a Delaware corporation (the "Company"), authorized for issuance pursuant to the ConAgra 1995 Stock Plan (the "Plan"), we have examined such corporate records and other documents, including the registration statement on Form S-8 to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Based on such examination, we advise you that in our opinion:

               1.   The  Company  is  a  corporation   duly  organized  and
          existing under the laws of the State of Delaware.

               2. Upon the issuance of shares in accordance with the Plan, all necessary corporate action on the part of the Company will have been taken to authorize the issuance of up to 11,000,000 shares of Common Stock by the Company, and when issued as contemplated in the Registration Statement and related documents, such shares will be legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,

                                        MCGRATH,  NORTH,  MULLIN  &  KRATZ,
          P.C.

                                             /s/ David L. Hefflinger












                                        By:
                                           David L. Hefflinger